Exhibit 99.1

Investor Contact:

Alfred Lumsdaine, (615) 371-4936

Executive Vice President and Chief Financial Officer

QUORUM HEALTH CORPORATION APPOINTS THREE MEMBERS TO BOARD OF DIRECTORS

BRENTWOOD, Tenn. (September 10, 2018) – Quorum Health Corporation (NYSE: QHC) announced today that its Board of Directors has appointed Jon H. Kaplan and William Paul Rutledge as independent, non-employee directors. In addition, the Company announced that Robert H. Fish, the Company’s President and Chief Executive Officer, has also been appointed to the Board of Directors. These appointments are effective immediately and expand the composition of the Board to nine members.

“We are pleased to welcome Mr. Kaplan, Mr. Rutledge and Mr. Fish, all of whom bring a wealth of both hospital and broader healthcare industry experience, to our Board of Directors. Their expertise will be invaluable to Quorum Health’s board as we continue to execute on the Company’s strategic initiatives,” said Terry Allison Rappuhn, Chair of Quorum Health’s Board of Directors.

Mr. Kaplan, 51, has extensive business experience consulting and advising healthcare companies. Since 2007, he has served as a Senior Partner and Managing Director of the Boston Consulting Group, Inc. (“BCG”) a privately-held company focused on providing management consulting services, where he recently served on BCG’s global leadership council and as the practice leader of BCG’s healthcare services. Previously, Mr. Kaplan was a partner in the consulting division of Ernst & Young, where he served for over ten years. Mr. Kaplan received a B.A. in Economics from Cornell University, a Masters of Public Health from the University of Pittsburgh and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University. Mr. Kaplan brings to the Board valuable experience from his roles consulting and advising healthcare companies.

Mr. Rutledge, 63, has over 40 years of experience in the health care industry and currently serves as an advisor and board member to healthcare companies. Since October 2017, Mr. Rutledge has served on the board of directors for portfolio companies of Shore Capital Partners, LLC, a healthcare-focused private equity firm, and since 2014, he has served on the advisory board of Clayton Associates, a healthcare-focused venture capital fund. He served as CEO of Chinaco Healthcare Corporation from January 2016 through completion of its sale to an Asian private equity fund in April 2017. Previously, Mr. Rutledge spent approximately thirty years of his career at HCA Healthcare, Inc. (NYSE: HCA), most recently serving as the President of the HCA Central Group from October 2005 through March 2013. He has also served as a director of the American Hospital Association, the Tennessee Hospital Association, and the Federation of American Hospitals. Mr. Rutledge earned a B.S. from the University of Georgia and a Masters of Health Administration from Georgia State University. Mr. Rutledge brings to the Board valuable experience from his director and senior management roles at other healthcare companies, as well as his extensive knowledge of the hospital industry.

About Quorum Health Corporation

Quorum Health Corporation is an operator of general acute care hospitals and outpatient services in the United States. Through its subsidiaries, the Company owns, leases or operates a diversified portfolio of 28 affiliated hospitals in rural and mid-sized markets located across 14 states with an aggregate of 2,649 licensed beds. The Company also operates Quorum Health Resources, LLC, a leading hospital management advisory and consulting services business. More information about Quorum Health Corporation can be found at www.quorumhealth.com.

Forward-Looking Statements

Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Quorum Health Corporation with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

The terms “QHC,” “Quorum Health,” “the Company,” “we,” “us” or “our” refer to Quorum Health Corporation or one or more of its subsidiaries or affiliates as applicable.

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